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                                                                      Exhibit 21



                                   EXHIBIT 21

                    SUBSIDIARIES OF SOTHEBY'S HOLDINGS, INC.

The significant subsidiaries of Sotheby's Holdings, Inc., which are wholly owned except where indicated, are as follows:

                                                   JURISDICTION OF
                                                   INCORPORATION
                                               ---------------------
Sotheby's Holdings, Inc.                       Michigan
   Sotheby's Financial Services, Inc.          Nevada
   SPTC, Inc.                                  Nevada
   SFS Holdings, Inc.                          Delaware
      Fine Art Insurance Ltd.                  Bermuda
   Sotheby's, Inc.                             New York
   Oatshare Limited                            United Kingdom
      Sotheby's                                United Kingdom